                                                                    EXHIBIT 2.2




                               FIRST AMENDMENT TO
                            STOCK PURCHASE AGREEMENT


        THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT ("Amendment") is being executed and delivered as of November 25, 1997.

                                    RECITALS

        A. The parties executing this Amendment (the "Parties") have entered into a Stock Purchase Agreement dated as of September 16, 1997 (the "Purchase Agreement").

        B. The Parties wish to amend the Purchase Agreement as set forth herein.

                                   AMENDMENT

        In accordance with Section 11.9 of the Purchase Agreement, and for good and valuable consideration, the Parties agree as follows:

        1. Adjustment to Closing Date. Section 2.3 of the Purchase Agreement is hereby amended to read in its entirety as follows:

                 "2.3.   Closing.  The purchase and sale (the "Closing")
        provided for in this Agreement will take place at the offices of the Company at 5:00 p.m. (local time) on January 5, 1998, or at such other time and place as the parties may agree. Subject to the provisions of
        Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement. All transactions taking place at the Closing will be deemed to have taken place simultaneously."

        2. Parties to the Escrow Agreement. Section 2.4(c) of the Purchase Agreement is hereby amended to read in its entirety as follows:

                 "(c)    Buyer and N.M. New Media Entertainment Ltd. will enter
        into an escrow agreement in substantially the form of Exhibit 2.4(c) (the "Escrow Agreement") with Chase Trust Company of California (or an affiliate thereof) (the "Escrow Agent")."

        3. Elimination of Condition Precedent to Sellers' Obligation to Close. The Purchase Agreement is hereby amended to eliminate Section 8.6 of the Purchase Agreement in its entirety.

        4. Adjustment to Date of Termination. Section 9.1(d) of the Purchase Agreement is hereby amended to read in its entirety as follows:

                 "(d)    by any of Buyer, the Company or all Sellers if the
        Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before January
31, 1998, or such later date as the parties may agree upon."

        5. Maximum Liability. The last sentence of Section 10.5(a) is hereby amended to read in full as follows:

                 "The maximum liability (for indemnification or otherwise, or for claims of negligence in connection with the Contemplated Transactions) of each Seller with respect to the matters set forth in
        Section 10.2, other than with respect to a claim brought pursuant to clause (a) or clause (b) of Section 10.2 solely as a result of a Breach of a representation or warranty set forth in Section 3.20(h), shall be the product obtained by multiplying the Maximum Section 10.5(a) Liability (as defined in Section 10.5(c) below) by the percentage set forth opposite the name of such Seller on the Schedule of Sellers."

        6. Section 10.5(c). The Purchase Agreement is hereby amended to add a new Section 10.5(c) to the Purchase Agreement, which shall read in its entirety as follows:

                 "(c)    For purposes of this Section 10.5, the "Maximum
        Section 10.5(a) Liability" shall mean the product obtained by multiplying (x) 1,037,911 by (y) sixty-four percent (64%) by (z) the average of the eight (8) last reported sales prices of Buyer's Common Stock on the Nasdaq National Market for the eight (8) trading days ending December 24, 1997."

        7. Schedule of Sellers. The Schedule of Sellers to the Purchase Agreement (the "Schedule of Sellers") is hereby amended to read in its entirety as set forth in the Schedule of Sellers attached to this Amendment.

        The Parties have caused this Amendment to be executed and delivered as of the date first written above.

HARMONIC LIGHTWAVES, INC.           N.M. NEW MEDIA COMMUNICATION
LTD.



By:                                    By:
    ------------------------------      -------------------------------------
    Robin N. Dickson                    Efraim Atad
    Chief Financial Officer             President and Chief Executive Officer


                                    N.M. NEW MEDIA ENTERTAINMENT LTD.



                                    By:
                                          -----------------------------------

                                    Name:
                                          -----------------------------------

                                    Title:
                                          -----------------------------------


                                    I.E.S. ELECTRONICS INDUSTRIES LTD.



                                    By:
                                            ------------------------------------

                                    Name:
                                            ------------------------------------

                                    Title:
                                            ------------------------------------

                                      CRM PARTNERS L.P.


                                      By:
                                         -------------------------------------
                                         Gerald B. Cramer
                                         Title: General Partner
                                               -----------------

                                      CRM RETIREMENT PARTNERS L.P.


                                      By:
                                         -------------------------------------
                                         Gerald B. Cramer
                                         Title: General Partner
                                               -----------------

                                      CRM MADISON PARTNERS L.P.


                                      By:
                                         -------------------------------------
                                         Gerald B. Cramer
                                         Title: General Partner
                                               -----------------

                                      CRM EURYCLAIM PARTNERS L.P.


                                      By:
                                         -------------------------------------
                                         Gerald B. Cramer
                                         Title: General Partner
                                               -----------------

                                      CRM U.S. VALUE FUND LTD


                                      By:
                                         -------------------------------------
                                         Gerald B. Cramer
                                         Title: General Partner
                                               -----------------

                                      CRAMER ROSENTHAL MCGLYNN INC.


                                      By:
                                         -------------------------------------
                                         Gerald B. Cramer
                                         Title: General Partner
                                               -----------------

                                         -------------------------------------
                                         Martina Neustadt



                                         -------------------------------------
                                         Joelit Bachrach



                                         COTEX ENTERPRISES LTD.


                                         By:
                                            ----------------------------------

                                         Name:
                                              --------------------------------

                                         Title:
                                               -------------------------------